UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2026

Remitly Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40822	83-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
401 Union Street, Suite 1000
Seattle, WA 98101
(Address of Principal Executive Offices and Zip Code)
(888) 736-4859
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RELY	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 6, 2026 (the “Effective Date”), the Board of Directors (the “Board”) of Remitly Global, Inc. (the “Company”) increased the size of the Board from 10 to 11 directors and appointed Adam Messinger as a member of the Board. Mr. Messinger will serve as a Class III director, with a term expiring at the Company’s 2027 annual meeting of stockholders. The Board also appointed Mr. Messinger to the Talent and Compensation Committee of the Board as of the Effective Date.
Mr. Messinger has served as a technical advisor to various technology companies since November 2018, including Chime Financial Inc., a financial technology company, from March 2021 to October 2023. From March 2013 until December 2016, Mr. Messinger served as the Chief Technology Officer of Twitter, Inc., an online social media company, where he previously served as Vice President of Application Development from April 2012 to March 2013, and Vice President of Platform Development from November 2011 to April 2012. Prior to that, Mr. Messinger was Vice President of Development at Oracle Corporation, a computer technology company, from January 2008 to November 2011. Mr. Messinger has served on the board of directors of ImpactAssets Inc., a non-profit impact investing management company, since July 2025, and previously served on the board of directors of New Relic, Inc., a software analytics company, from April 2014 until June 2022. Mr. Messinger holds a B.S. in Physics and Computer Science from Willamette University and an M.S. in Management from Stanford University.
Mr. Messinger will be entitled to receive compensation in accordance with the Company’s non-employee director compensation policy, as described in the Company’s definitive proxy statement filed on April 25, 2025. Mr. Messinger will be indemnified by the Company pursuant to the terms of the Company’s standard form of director indemnification agreement.
There are no understandings or arrangements between Mr. Messinger and any other persons in connection with his appointment as director. Furthermore, Mr. Messinger does not have any direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.
The Company issued a press release on April 10, 2026, announcing Mr. Messinger’s appointment, a copy of which is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated April 10, 2026
104	Cover page interactive data file (embedded with the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remitly Global, Inc.

Date: April 10, 2026	By:	/s/ Saema Somalya
Saema Somalya
Chief Legal and Corporate Affairs Officer
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